UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 4, 2007

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

1733 Ocean Avenue, Suite 400 Santa Monica, California (Address of principal executive offices)	90401 (Zip Code)

310-857-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 4, 2007, North Tower, LLC (the “Borrower”), a wholly owned subsidiary of Maguire Properties, L.P., the operating partnership of Maguire Properties, Inc. (the “Company”), completed a new $550.0 million, ten-year fixed rate, interest only refinancing with Lehman Ali, Inc., a subsidiary of Lehman Brothers Bank, FSB and Greenwich Capital Financial Products, Inc. (collectively the “Lender”) for our property located at 333 South Grand Avenue, Los Angeles, California, more commonly known as “Wells Fargo Tower.” The mortgage loan bears interest at a fixed rate of 5.6755% and matures on April 6, 2017. The mortgage loan is secured by a deed of trust and certain other loan documents, including a loan agreement, dated as of April 4, 2007, by and between the Borrower and the Lender (the “Loan Agreement”).

The Loan Agreement requires only the payment of interest during the term of the loan and may not be repaid in whole or part at any time prior to six months before the maturity date (the “Lockout Period”) without penalty except under the following circumstances: during the six months prior to the maturity date, the Borrower may prepay without a prepayment fee with thirty days prior written notice to the Lender; or, the Borrower may voluntarily defease the loan , after the earlier of (i) two years from the startup day of a Real Estate Mortgage Investment Conduit Trust that holds the promissory note issued under the Loan Agreement, or (ii) May 6, 2010, provided that no event of default exists. The Borrower’s right to voluntarily defease the loan is subject to the satisfaction of certain other conditions as set forth in the Loan Agreement.

The net proceeds of the refinancing were approximately $290.0 million after the defeasance of the remaining $247.1 million mortgage loan encumbering Wells Fargo Tower, funding of lender reserves and payment of defeasance and closing costs. Approximately $225.0 million of the net proceeds will be used to fund a portion of the purchase price of the Company’s previously announced acquisition of the former Equity Office Properties portfolio.

Item 1.02	Termination of a Material Definitive Agreement.

On April 4, 2007, the Borrower defeased a $247.1 million (originally $250.0 million) secured mortgage loan with Greenwich Capital Financial Products, Inc., dated June 26, 2003 upon the refinancing of Wells Fargo Tower described above.  The defeased loan bore interest at a fixed rate of 4.68% with an original maturity date of July 1, 2010.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this current report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated April 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Martin A. Griffiths
Martin A. Griffiths
Executive Vice President and
Chief Financial Officer

Dated: April 10, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 4, 2007.